FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2002

PROVECTUS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-9410	83-0233011
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7327 Oak Ridge Highway Suite B, Knoxville, Tennessee 37931

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 865/769-4011

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.

None, not applicable.

Item 2.

None, not applicable.

Item 3.

None, not applicable.

Item 4.

None, not applicable.

Item 5. Other Events.

Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company") issued a press release dated August 7, 2002 announcing its plans to acquire from its founders a therapeutics business to be created pursuant to a separation agreement between the founders and Photogen Technologies, Inc., a Nevada corporation. A copy of that news release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 6.

None, not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

(b)

(c) Exhibits.

Exhibits required by Item 601 of Regulation S-B are incorporated herein by reference and are listed on the attached Exhibit Index of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated August 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVECTUS PHARMACEUTICALS, INC.

Dated: August 20, 2002 By: /s/ Timothy C. Scott

Timothy C. Scott

President